Exhibit 99.1

Microbot Medical’s LIBERTY® Robotic System Surpasses 100th Catheterization

95% success rate of reaching pre-determined vascular target with no intraoperative complications presented during pre-clinical studies

HINGHAM, Mass., May 3, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), the developer of the LIBERTY Robotic system, the first fully disposable robotic system, announced the system has surpassed its 100th catheterization during multiple pre-clinical studies, with a 95% success rate of reaching pre-determined vascular targets, such as distal branches of hepatic, gastric, splenic, mesenteric, renal and hypogastric arteries. Moreover, all of the procedures were completed without notable signs of intraoperative injury. The LIBERTY Robotic System performed safely, consistently and reliably, regardless of the operator.

The preponderance of data being generated from the Company’s pre-clinical studies and feedback from the operators continues to generate increased physician interest as the Company advances towards commercialization objectives.

“The results of over 100 catheterizations represent an incredible accomplishment and further strengthen the LIBERTY Robotic System’s previous collected data,” commented Harel Gadot, Chairman, CEO and President. “The multiple studies have allowed us to demonstrate the system’s consistent performance and safety profile, reaching the pre-determined vascular target. We believe that the data and feedback we have amassed and will continue to collect during additional studies scheduled in the U.S., will facilitate and support our regulatory pathway with the US Food and Drug Administration (FDA), including our plan to submit Investigational Device Exemption (IDE) in the coming months.”

The LIBERTY Robotic System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY Robotic System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Investor Relations Contact:
Michal Efraty
Investor Relations, Israel
+972-(0)52-3044404
michal@efraty.com

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and the One & Done™ technologies, the outcome of its studies to evaluate LIBERTY, the One & Done™ technologies and other existing and future technologies, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.